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                                                                     EXHIBIT 3.3

                     ARTICLES OF AMENDMENT AND RESTATEMENT

                                     OF THE

                           ARTICLES OF INCORPORATION

                                       OF

                              AVONDALE MILLS, INC.

STATE OF ALABAMA
                                       ss.:
COUNTY OF MONTGOMERY

TO THE HONORABLE PROBATE JUDGE OF MONTGOMERY COUNTY, ALABAMA:

     Pursuant to the provisions of Article 10 of Chapter 2B of Title 10 of the Code of Alabama of 1975 (Section Section 10-2B-10.01 et seq.), the undersigned corporation executes these Articles of Amendment and Restatement of its Articles of Incorporation:

          FIRST:  The name of the corporation is Avondale Mills, Inc.

          SECOND: The articles of incorporation of said corporation, as heretofore amended or supplemented, are hereby restated and further amended to read in their entirety as follows:

             1. The name of the corporation is Avondale Mills, Inc.

             2. The number of shares of capital stock the corporation is authorized to issue is 1,000 shares of common stock, par value $1.00 per share.

             3. The name and address of the incorporator of the corporation is
        C. Larimore Whitaker, c/o Bradley, Arant, Rose & White, 1400 Park Place Tower, Birmingham, Alabama 35203.

             4. The number of directors of the corporation shall be not less than one (1) or more than fifteen (15), the exact number of directors within such minimum and maximum to be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors.

             5. The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, including, but not limited to, the design, manufacture, finishing, assembly, transportation, distribution and sale, directly or indirectly, of textiles, apparel and other related and unrelated goods or products.

             6. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. Any repeal or modification of this Article 7 by the shareholders of the corporation shall be
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        prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

             7. No shareholder shall have a preemptive right to purchase shares of any class of capital stock of the corporation, including treasury shares.

          THIRD: The foregoing amended and restated articles of incorporation of said corporation were adopted by the sole shareholder of the said corporation, by execution of an action by unanimous written consent of the sole shareholder in lieu of a meeting dated as of September 18, 1996, in the manner prescribed by the Alabama Business Corporation Act.

          FOURTH: The common stock of the said corporation, par value $1.00 per share, was the only voting group entitled to vote on the foregoing amended and restated articles of incorporation of said corporation. There were 1,000 shares of such common stock outstanding, and the holders of such shares were entitled to cast one vote per share, or an aggregate of 1,000 votes. The shareholder executing the action by unanimous written consent of shareholder in lieu of a meeting was indisputably entitled to cast 1,000 votes with respect to the said amended and restated articles of incorporation.

          FIFTH: The total number of undisputed votes cast for the foregoing amended and restated articles of incorporation by the holders of the common stock of the said corporation, by the execution of an action by unanimous written consent of the shareholder in lieu of a meeting, was 1,000, and the number of votes cast for said amendment and restatement was sufficient for approval of the amendment and restatement by the holders of the common stock of the said corporation.

     The undersigned officer of the corporation named herein, in accordance with the Alabama Business Corporation Act, executes these Articles of Amendment and Restatement of its Articles of Incorporation as of this 18th day of September, 1996.

                                          AVONDALE MILLS, INC.,

                                          By:   /s/  JACK R. ALTHERR, JR.

                                            ------------------------------------
                                                    Jack R. Altherr, Jr.
                                                     Its Vice Chairman

This instrument prepared by:
John K. Molen, Esq.
Bradley, Arant, Rose & White
2001 Park Place, Suite 1400
Birmingham, Alabama 35203

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